Exhibit 99.1

Third Quarter 2015 Investor Conference Call

PALM BEACH GARDENS, FL (November 12, 2015) – Aurora Diagnostics Holdings, LLC announced that it will hold a conference call to review its results for the quarter ended September 30, 2015, on Tuesday, November 17, 2015, at 10:00 a.m. Eastern Time. The call may be accessed by dialing (877) 561-2748 for U.S. callers or (720) 545-0044 for international callers. Please reference conference ID# 79653053.

The Company will provide a live internet webcast of the conference call, as well as an archived replay, all of which can be accessed from the Company’s Investor Relations page at www.auroradx.com. In addition, a telephonic replay of the conference call will be available through midnight on Monday, November 23, 2015 and can be accessed by dialing (855) 859-2056 (toll free) or (404) 537-3406. Please reference conference ID# 79653053.

About Aurora Diagnostics

Aurora Diagnostics is the leading independent specialized laboratory company focused on anatomic pathology at 25 locations in the United States. With over 140 licensed physicians, Aurora Diagnostics provides high-quality diagnostics and testing information for the patients of its primary referral sources—dermatologists, OB/GYN professionals, gastroenterologists, urologists, general surgeons, oncologists, and for more than 70 community hospitals. For additional information regarding Aurora Diagnostics and the services it provides, please visit the company website at www.auroradx.com.

For additional information regarding the Company and the services it provides, visit the Company’s website located at http://www.auroradx.com.

Investor Relations Contact

For questions and inquiries regarding the foregoing, please contact John D’Achille, Director of Financial Reporting, at jdachille@auroradx.com.